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                                                                  Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8) of Cytel Corporation of our report dated January 31, 1997, with respect to the consolidated financial statements of Cytel Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                /s/ ERNST & YOUNG LLP
                                                    ERNST & YOUNG LLP


San Diego, California
March 27, 1997